EXHIBIT 99.1

Press Release
EMCORE Corporation Completes Sale of Electronic Materials Division to IQE, plc

SOMERSET, New Jersey, August 21, 2006 - EMCORE Corporation (NASDAQ: EMKR), a leading provider of compound semiconductor-based components and subsystems for the broadband, fiber optic, satellite, and solar power markets, today announced that it has completed the sale of the Company’s Electronic Materials & Device division (EMD) to a wholly owned subsidiary of IQE, plc (IQE) as previously announced on July 19, 2006. IQE, headquartered in Cardiff, Wales with United States operations in Bethlehem, Pa, purchased certain of the assets including inventory, fixed assets, and intellectual property of EMD for a total transaction value of $16 million. The Company received $13 million at closing and $3 million in the form of a secured promissory note of IQE that will be repaid in four quarterly installments and bears interest at an annual rate of 7.5%. The Company anticipates a gain on the disposition in the range of $9 to $11 million.

IQE was formed in May 1999 by the merger of two epitaxial wafer companies supplying electronic and optoelectronic materials produced using MOCVD (metal organic chemical vapor deposition) and MBE (molecular beam epitaxy) equipment platforms. EMD utilizes MOCVD technology developed by EMCORE to produce both GaAs and GaN based transistor wafers for use in power amplifiers and switches in GSM, CDMA multiband wireless handsets, Wi-MAX, Wi-Fi, cellular handsets, and in wireless LAN applications.

IQE will continue to operate EMD in the Somerset, NJ facility. All 56 employees of EMD have been transferred to IQE.

About EMCORE
EMCORE Corporation offers a broad portfolio of compound semiconductor-based products for the broadband, fiber optic, satellite and solar power markets. EMCORE’s Fiber Optic segment offers optical components, subsystems and systems for high speed data and telecommunications networks, cable television (CATV) and fiber-to-the-premises (FTTP). EMCORE’s Photovoltaic segment provides products for both satellite and terrestrial applications. For satellite applications, EMCORE offers high efficiency Gallium Arsenide (GaAs) solar cells, Covered Interconnect Cells (CICs) and panels. For terrestrial applications, EMCORE is adapting its high-efficiency GaAs solar cells for use in solar concentrator systems. Through its joint venture participation in GELcore, LLC, EMCORE plays a significant role in developing and commercializing next-generation High-Brightness LED technology for use in the general and specialty illumination markets. For further information about EMCORE, visit http://www.emcore.com.

About IQE
IQE is a leading provider of outsource epitaxial wafer services to the global semiconductor industry. Its wafer products include a portfolio of compound semiconductor wafers for use across the whole spectrum of opto electronic and wireless applications, a range of advanced compound semiconductor substrates, and a comprehensive epi service of advanced products for the silicon industry. The IQE Group operates state of the art manufacturing facilities utilizing all of the key crystal growth technologies, with facilities located in Cardiff and Milton Keynes, UK and in Bethlehem, Pennsylvania, USA. IQE’s products are found in a diverse range of leading edge consumer, communication, computing and industrial applications, including mobile handsets and wireless infrastructure, optical communications, optical storage (CD, DVD), laser optical mouse, laser printers & photocopiers, thermal imagers, leading edge medical products, barcode, high efficiency LEDs and a variety of advanced silicon based systems. For further information about the IQE Group, please visit http://www.iqep.com.

Disclaimer
The information provided herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to future events that involve risks and uncertainties. Words such as "expects," "anticipates," "intends," "plans," "believes," and "estimates," and variations of these words and similar expressions, identify these forward-looking statements. Actual operating results may differ materially from such forward-looking statements and are subject to certain risks, including risks arising from: difficulties arising from the separation of the EMD operations from our ongoing operations; expected reductions in overall revenues as a result of the EMD sale; expenses and charges related to closing the remaining operations in New Jersey and reducing corporate overhead; and other factors described in EMCORE's filings with the Securities and Exchange Commission. The forward-looking statements contained in this news release are made as of the date hereof and EMCORE does not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

Contacts:
EMCORE Corporation
Tom Werthan - Chief Financial Officer
(732) 271-9090
info@emcore.com

TTC Group
Victor Allgeier
(646) 290-6400
info@ttcominc.com

IQE plc
Dr Drew Nelson, President & CEO
+44 (0)2920 839400
Stuart Hall, Chief Financial Officer
+44 (0)2920 839400
investors@iqep.com